Report of Independent Registered Public Accounting Firm
To the Board of Trustees and Shareholders of Goldman Sachs Trust:
In planning and performing our audits of the financial statements of the following funds of Goldman Sachs
Trust: Goldman Sachs Asia Equity Fund, Goldman Sachs BRIC Fund, Goldman Sachs
 Emerging Markets
Equity Fund, Goldman Sachs N-11 Equity Fund, Goldman Sachs Focused International Equity Fund,
Goldman Sachs International Small Cap Fund, Goldman Sachs Strategic International Equity Fund, Goldman
Sachs Income Builder Fund, Goldman Sachs Rising Dividend Growth Fund, Goldman
 Sachs Multi-Asset Real
Return Fund, Goldman Sachs Large Cap Growth Insights Fund, Goldman Sachs Large
 Cap Value Insights
Fund, Goldman Sachs Small Cap Equity Insights Fund, Goldman Sachs Small Cap Growth Insights Fund,
Goldman Sachs Small Cap Value Insights Fund, Goldman Sachs U.S. Equity Insights
 Fund, Goldman Sachs
Emerging Markets Equity Insights Fund, Goldman Sachs International Equity Insights Fund, Goldman Sachs
International Small Cap Insights Fund, Goldman Sachs Tactical Tilt Implementation Fund, and Goldman
Sachs Retirement Portfolio Completion Fund (collectively, referred to as the Funds) as of and for the period ended October 31, 2014, in accordance with the standards of the Public
Company Accounting Oversight
Board (United States), we considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting.
Accordingly, we do not express an opinion on the effectiveness of the Funds internal control over financial
reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over
financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund s internal control over financial reporting is
a process designed to provide reasonable assurance regarding the reliability of financial reporting and the
preparation of financial statements for external purposes in accordance with generally accepted accounting
principles. A fund s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions
and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with
the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does
not allow management or employees, in the normal course of performing their assigned functions, to prevent
or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a
material misstatement of the Funds annual or interim financial statements will not be prevented or detected
on a timely basis.
Our consideration of the Funds internal control over financial reporting was for the limited purpose
described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds internal control over financial reporting and its operations, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of October 31, 2014. This report is intended solely for the information and use of the Board of
 Trustees, management and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than
these specified parties.

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2014